EXHIBIT 99.1

Chegg Reports Third Quarter 2026 Earnings

SAN FRANCISCO, Calif., November 3, 2026 /GLOBE NEWSWIRE/ -- Chegg, Inc. (NYSE:CHGG), a learning and employability company, today reported financial results for the quarter ended September 30, 2026.

“Over the last year our focus was rearchitecting our cost structure, accumulating cash, eliminating our debt, and positioning Chegg to return to growth,” said Dan Rosensweig, Executive Chairman and CEO of Chegg. “We are evolving Chegg from a homework help company into an employability company, focused on helping people find internships, assess and develop relevant job skills, and secure full-time employment. Our mission is simple; to help people get the jobs they want and build the careers they deserve.”

Third Quarter 2026 Highlights

•	Total Net Revenues of $46.5 million, a decrease of 40% year-over-year
•	Gross Margin of 52%
•	Non-GAAP Gross Margin of 54%
•	Net Loss was $4.7 million
•	Non-GAAP Net Loss was $5.7 million
•	Adjusted EBITDA was $5.4 million

For more information about non-GAAP gross margin, non-GAAP net (loss) income, and adjusted EBITDA, as well as a reconciliation of gross margin to non-GAAP gross margin, net loss to non-GAAP net (loss) income, and net loss to adjusted EBITDA, see the sections of this press release titled, “Use of Non-GAAP Measures,” “Reconciliation of Net Loss to EBITDA and Adjusted EBITDA,” and “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Business Outlook

Fourth Quarter 2026

•	Total Net Revenues between $38 million and $40 million
•	Gross Margin in the range of 46% to 48%
•	Adjusted EBITDA of approximately $1 million

For more information about the use of forward-looking non-GAAP measures, a reconciliation of forward-looking net loss to EBITDA and adjusted EBITDA for the third quarter 2026, see the below sections of the press release titled “Use of Non-GAAP Measures,” and “Reconciliation of Forward-Looking Net Loss to EBITDA and Adjusted EBITDA.”

An updated investor presentation and an investor data sheet can be found on Chegg’s Investor Relations website https://investor.chegg.com (such items are not incorporated into any filings Chegg may make with the Securities and Exchange Commission, unless otherwise noted).

Prepared Remarks - Dan Rosensweig, CEO & Executive Chairman Chegg, Inc.

Thank you, Tracey, and thanks everyone for joining Chegg’s third quarter 2026 earnings call. Over the last year our focus was rearchitecting our cost structure, accumulating cash, eliminating our debt, and positioning Chegg to return to growth. I am happy to report that the balance sheet reset is complete. In Q3, we had revenue of $46.5 million, adjusted EBITDA of $5.4 million, and ended the quarter with $43.6 million in cash and no debt. Core to our reinvention, we have repositioned Chegg from being a homework help company to an employability company, focused on helping students find internships, assess and learn relevant job skills and find full-time employment. Our mission is simple; to help people get the jobs they want and build the careers they deserve. David will take you through the financials in more detail, but I want to walk you through what we are building.

Higher education is going through a dramatic transformation, but one thing that will never change is that students go to college to get a job. Economic uncertainty and anxiety around AI have made the path to a first job even more daunting for students, and the need for what we are building even more urgent. In September, we launched our new employability platform on Internships.com - a comprehensive experience that gives students personalized job matching, resume tailoring, one-click apply, interview prep, skills assessment, and curated network connections, all in one place. We are rapidly expanding the platform’s capabilities and will soon be adding 70,000 early career listings as we move beyond internships into entry-level roles. Since launch, we have had over 100,000 visitors to the site, a clear signal that employability is top of mind for students and their families. We recently rolled out our first marketing campaign for Internships.com, both as a standalone product and bundled with Chegg, and the early results are encouraging.

At the same time, we are seeing our first institutional momentum. Since September, we have signed pilot programs with College of Charleston, Salem College, and Radford University, and we have several more schools set to sign in the coming weeks. The reason is straightforward, as institutions, colleges, and universities increasingly know that their own success is measured by whether their graduates get jobs. We are in active conversations with a meaningful number of schools, and we believe this B2I channel is just getting started. Every time Chegg has evolved to serve students’ most critical needs, it has entered a new growth chapter. This is that moment. We will continue to expand our offering through 2027 and beyond, but the foundation is live and the momentum is real.

As we expand how we serve students on the path from learning to earning, we continue to invest in our skills platform which, thanks to AI, we are able to develop and launch more programs and more capabilities, rapidly, for more partners at a much lower cost. Our multi-channel approach continues to build, and we believe we are on a path to consistent growth in that business. We have signed 11 new distribution partners since the start of the year, including our recent announcement of Power Train. In Q3, we made significant product enhancements to how we build and deliver skills programs for our B2B clients. We can now scale tailored learning programs directly from a company’s own systems, documents, and objectives, grounded in our proven instructional design methodology. And critically, we measure actual demonstrated proficiency. That is what enterprise buyers need, and what sets us apart.

And I am genuinely excited that our language learning product, in both our B2B and B2C channels, is returning to growth. The new capabilities we have added create a better, more powerful experience for learners that combines language courses with workplace skills content, delivered through adaptive AI, expert human coaching and real-world practice. Learners build both the language and the communication skills they need to perform in the moments that matter most. In Q3, our workplace skills content went live for English-speaking premium subscribers and is now expanding to Spanish, French, German and Italian. The goal is a performance platform designed around real-life outcomes, not lesson completions.

The last year has been both complicated and exhilarating. Complicated because AI hit our business hard, and we had to reinvent the company, financially, structurally, and across our product offerings. And exhilarating because we see all of the opportunities ahead of us. We have been operating knowing that our traditional academic services business would wind down over time, and while it did, we would generate significant cash. That continues to play out as we anticipated, and that cash has allowed us to pay down our debt and invest in the future of the company. As I said at the top of the call, we are on our way to being a very different company, focused on employability, and as we look ahead, we will be strategic and targeted in how we think about growth across the company, with both organic and inorganic opportunities. We are reviewing companies with strong IP and customer bases that could benefit from our new employability platform to help them grow faster at much lower costs. We will be judicious, but the pipeline is real. With a clean balance sheet, a market opportunity that is only getting bigger, and the positive signals we are seeing in our most recent product launch on Internships.com, we are excited about what is ahead and I look forward to updating you on our progress next quarter.

With that, I’ll turn it over to David.

Prepared Remarks - David Longo, CFO Chegg, Inc.

Thank you, Dan and good morning.

Today, I will review our financial performance for the third quarter of 2026, along with the company’s outlook for the fourth quarter.

We delivered a strong third quarter, exceeding our expectations while making meaningful progress in reshaping our business and balance sheet, executing our strategic priorities, and delivering free cash flow. Over the past year, we have significantly reduced our cost structure, repaid our remaining convertible debt, and established a stronger financial foundation that expands our ability to invest in future growth. We are now focused on building our employability business, helping learners develop workforce-ready skills while enabling employers to build and maintain a more skilled workforce. We believe this represents an attractive opportunity to create long-term value. As we execute our strategy, we remain focused on identifying additional cost savings, improving operational performance, and leveraging AI across the business.

In the quarter, Total Revenue was $46.5 million, exceeding our expectations. Our legacy homework-help business continued to decline as expected, while we focused investment on the areas we believe offer the greatest long-term opportunity. We entered into new skilling distribution partnerships, enhanced our language offering, and continued to build our employability platform, which we expect to contribute more meaningfully in 2027.

Turning to expenses, Q3 non-GAAP operating expenses were $31.2 million, down 36% year-over-year. This reduction reflects the impact of our cost management initiatives and the use of AI to streamline operations and improve productivity across the organization. Adjusted EBITDA for the quarter was $5.4 million, representing a margin of 12%.

Third quarter CapEx was $1.7 million, down 71% year-over-year. For full year 2026, we are targeting a greater than 60% reduction in CapEx.

Free cash flow in the quarter was $5.5 million, reflecting our continued focus on cash generation and disciplined financial management.

Looking at the balance sheet, we ended the quarter with $43.6 million in cash and investments and fully repaid our remaining convertible debt. Eliminating our debt was a key objective for 2026 and marks an important milestone in strengthening our balance sheet.

Moving to guidance. Looking ahead to the fourth quarter, we expect:

•	Total revenue between $38 and $40 million;
•	Gross margin in the range of 46% to 48%;
•	And adjusted EBITDA of approximately $1 million

With our debt eliminated, our capital allocation strategy remains focused on generating free cash flow, maintaining a strong balance sheet, and thoughtfully deploying capital to create long-term shareholder value.

In closing, we have made significant progress repositioning Chegg for its next phase. We have strengthened both the business and the balance sheet, creating a more focused, efficient, and financially flexible organization as we continue to build our employability platform. We believe we are well positioned to create long-term value through disciplined execution and thoughtful investment in future growth opportunities.

With that, I will turn the call over to the operator for your questions.

Conference Call and Webcast Information

To access the call, please dial 1-877-407-4018 or outside the U.S. +1-201-689-8471. A live webcast of the call will also be available at https://investor.chegg.com under the Events & Presentations menu. Participants can also access the call using the Call me™ link for instant telephone access to the event, which will be active 15 minutes before the scheduled start time.

An audio replay will be available from 11:59 p.m. Eastern Time on November 17, 2026 by calling 1-844-512-2921 or outside the U.S. +1-412-317-6671 with Access ID 13763323. An audio archive of the call will also be available at https://investor.chegg.com.

Use of Investor Relations Website for Regulation FD Purposes

Chegg also uses its Investor Relations website, https://www.chegg.com/press, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor https://www.chegg.com/press, in addition to following press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

About Chegg

Chegg is a learning and employability platform that helps students and lifelong learners build the skills, confidence, and career readiness to succeed from learning to earning, while helping businesses develop and upskill their workforce. Through AI-powered, personalized experiences, Chegg supports learners across academics, workplace readiness, professional upskilling, and language learning. By combining proprietary data, AI, and deep insight into how students learn and build their careers, Chegg remains committed to improving employability and creating better outcomes for learners and employers. Chegg is a publicly held company and trades on the NYSE under the symbol CHGG. For more information, visit www.chegg.com.

Media Contact: press@chegg.com

Investor Contact: Tracey Ford, IR@chegg.com

Use of Non-GAAP Measures

To supplement Chegg’s financial results presented in accordance with generally accepted accounting principles in the United States (GAAP), this press release and the accompanying tables and the related earnings conference call contain non-GAAP financial measures, including EBITDA, adjusted EBITDA, non-GAAP cost of revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP net (loss) income, non-GAAP weighted average shares, non-GAAP net (loss) income per share, and free cash flow. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of Net Loss to EBITDA and Adjusted EBITDA,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow,” and “Reconciliation of Forward-Looking Net Loss to EBITDA and Adjusted EBITDA.”

The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Chegg defines (1) EBITDA as earnings before interest, taxes, depreciation and amortization; (2) Adjusted EBITDA as EBITDA adjusted for share-based compensation expense, gain on lease termination, litigation settlement (credits) charges, other income, net, restructuring (credits) charges, impairment of equity investment, impairment of lease related assets, and impairment expense; (3) non-GAAP cost of revenues as cost of revenues excluding amortization of intangible assets, share-based compensation expense, and restructuring (charges) credits; (4) non-GAAP gross profit as gross profit excluding amortization of intangible assets, share-based compensation expense, and restructuring charges (credits); (5) non-GAAP gross margin is defined as non-GAAP gross profit divided by net revenues, (6) non-GAAP operating expenses as operating expenses excluding share-based compensation expense, gain on lease termination, litigation settlement credits (charges), restructuring credits (charges), impairment of equity investment, impairment of lease related assets, and impairment expense; (7) non-GAAP loss from operations as loss from operations excluding share-based compensation expense, amortization of intangible assets, gain on lease termination, litigation settlement (credits) charges, restructuring (credits) charges, impairment of equity investment, impairment of lease related assets, and impairment expense; (8) non-GAAP net (loss) income as net loss excluding share-based compensation expense, amortization of intangible assets, income tax effect of non-GAAP adjustments, amortization of debt issuance costs, gain on lease termination, litigation settlement (credits) charges, restructuring (credits) charges, gain on early extinguishment of debt, impairment of equity investment, impairment of lease related assets, and impairment expense; (9) non-GAAP weighted average shares outstanding as weighted average shares outstanding adjusted for the effect of shares for stock plan activity and shares related to our convertible senior notes, to the extent such shares are not already included in our weighted average shares outstanding; (10) non-GAAP net (loss) income per share is defined as non-GAAP net (loss) income divided by non-GAAP weighted average shares outstanding; and (11) free cash flow as net cash provided by operating activities adjusted for purchases of property and equipment. To the extent additional significant non-recurring items arise in the future, Chegg may consider whether to exclude such items in calculating the non-GAAP financial measures it uses.

Chegg believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Chegg’s performance by excluding items that may not be indicative of Chegg’s core business, operating results or future outlook. Chegg management uses these non-GAAP financial measures in assessing Chegg’s operating results, as well as when planning, forecasting and analyzing future periods and believes that such measures enhance investors’ overall understanding of our current financial performance. These non-GAAP financial measures also facilitate comparisons of Chegg’s performance to prior periods.

As presented in the “Reconciliation of Net Loss to EBITDA and Adjusted EBITDA,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” “Reconciliation of Forward-Looking Net Loss to EBITDA and Adjusted EBITDA,” and “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow,” tables below, each of the non-GAAP financial measures excludes or includes one or more of the following items:

Share-based compensation expense.

Share-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Chegg's control. As a result, management excludes this item from Chegg's internal operating forecasts and models. Management believes that non-GAAP measures adjusted for share-based compensation expense provide investors with a basis to measure Chegg's core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Amortization of intangible assets.

Chegg amortizes intangible assets, including those that contribute to generating revenues, that it acquires in conjunction with acquisitions, which results in non‑cash expenses that may not otherwise have been incurred. Chegg believes excluding the expense associated with intangible assets from non-GAAP measures allows for a more accurate assessment of its ongoing operations and provides investors with a better comparison of period-over-period operating results. No corresponding adjustments have been made related to revenues generated from acquired intangible assets.

Amortization of debt issuance costs.

The difference between the effective interest expense and the contractual interest expense are excluded from management's assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Chegg believes that the exclusion of the non-cash interest expense provides investors with a better comparison of period-over-period operating results.

Income tax effect of non-GAAP adjustments.

We utilize a non-GAAP effective tax rate for evaluating our operating results, which is based on our current mid-term projections. This non-GAAP tax rate could change for various reasons including, but not limited to, significant changes resulting from tax legislation, changes to our corporate structure and other significant events. Chegg believes that the inclusion of the income tax effect of non-GAAP adjustments provides investors with a better comparison of period-over-period operating results.

Restructuring (credits) charges.

Restructuring (credits) charges represent expenses incurred in conjunction with a reduction in workforce. Chegg believes that it is appropriate to exclude them from non-GAAP financial measures because they are nonrecurring and the result of an event that is not considered a core-operating activity. Chegg believes that it is appropriate to exclude the restructuring charges from non-GAAP financial measures because it provides investors with a better comparison of period-over-period operating results.

Impairment expense.

Impairment expense represents the impairment of property and equipment. Chegg believes that it is appropriate to exclude it from non-GAAP financial measures because it is the result of discrete events that are not considered core-operating activities and are not indicative of our ongoing operating performance. Chegg believes that it is appropriate to exclude the impairment expense from non-GAAP financial measures because it provides investors with a better comparison of period-over-period operating results.

Impairment of lease related assets.

The impairment of lease related assets represents an impairment charge recorded on the ROU asset and leasehold improvements associated with the closure of our offices. The impairment of lease related assets is the result of an event that is not considered a core-operating activity and we believe its exclusion provides investors with a better comparison of period-over-period operating results.

Litigation settlement (credits) charges.

Litigation settlement (credits) charges represent discrete events that are not considered core-operating activities, and as such, are excluded from non-GAAP financial measures because it provides investors with a better comparison of period-over-period operating results.

Impairment of equity investment.

The impairment of equity investment represents a one-time event to record an impairment charge on our equity investment. The impairment of equity investment is a non-cash expense and we believe the exclusion from non-GAAP financial measures provides investors with a better comparison of period-over-period results.

Gain on early extinguishment of debt.

The difference between the carrying amount of early extinguished debt and the reacquisition price is excluded from management's assessment of our operating performance because management believes that these non-cash gains are not indicative of ongoing operating performance. Chegg believes that the exclusion of the gain on early extinguishment of debt provides investors with a better comparison of period-over-period operating results.

Gain on lease termination.

The gain on lease termination represents a gain from fully terminating an office lease agreement that relieved us from all future obligations. We excluded from management's assessment of our operating performance because management believes that these non-cash gains are not indicative of ongoing operating performance and its exclusion provides investors with a better comparison of period-over-period operating results.

Effect of shares for stock plan activity.

The effect of shares for stock plan activity represents the dilutive impact of outstanding stock options, RSUs, and PSUs, to the extent such shares are not already included in our weighted average shares outstanding.

Effect of shares related to convertible senior notes.

The effect of shares related to convertible senior notes represents the dilutive impact of our convertible senior notes, to the extent such shares are not already included in our weighted average shares outstanding.

Free cash flow.

Free cash flow represents net cash provided by operating activities adjusted for purchases of property and equipment. Chegg considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, which can then be used to, among other things, invest in Chegg's business and make strategic acquisitions. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in Chegg's cash balance for the period.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which include, without limitation, statements regarding customer retention, the growth of the skilling market and our Skilling business, investments in future growth and creation of long-term value, transformation of our business and development and customer adoption of our products, development of new partnerships and distribution channels, our ability to grow, control expenses, and generate cash flow, expectations regarding our balance sheet, including future repurchases of securities under our existing securities repurchase program, acquisition opportunities, all statements about Chegg’s outlook under “Business Outlook”, including our fourth quarter 2026 guidance, including total revenue, gross margin, and adjusted EBITDA, as well as those included in the investor presentation referenced above and those included in the “Prepared Remarks” sections above. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “endeavor,” “will,” “should,” “future,” “transition,” “outlook” and similar expressions, as they relate to Chegg, are intended to identify forward-looking statements. These statements are not guarantees of future performance, and are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: the effects of AI technology on Chegg’s business and the economy generally; Chegg’s ability to attract new learners and retain existing learners in light of declining revenue and user traffic; Chegg's ability to innovate and offer new products and services in response to competitive technology and market developments, including AI; Chegg’s ability to diversify its revenue streams with business-to-institution programs and other enterprise offerings; the uncertainty surrounding the evolving educational landscape; Chegg’s ability to build and maintain strong brands and reputation; Chegg’s ability to develop new product and service offerings and their adoption by customers; competition in all aspects of Chegg’s business, including with respect to AI and Chegg's expectation that such competition will increase; challenges related to Chegg’s international operations; Chegg’s ability to maintain its services and systems without interruption, including as a result of technical issues, cybersecurity threats, or cyber-attacks; disruptions of services provided to us by third parties, including web hosting and payment processing services; changes in regulation, in particular those concerning privacy, marketing, and education; risks related to our ability to comply with regulations, obligations and policies related to data privacy; the outcome of any current litigation and investigations, including our litigation against Google and litigation against us; misuse of Chegg’s platform and content; the effectiveness of Chegg’s restructuring activities and disruptions related to them; changes in the education market, including as a result of AI technology; the possibility that the NYSE may delist our common stock; and general economic, political and industry conditions, including inflation, recession and war. All information provided in this release and in the conference call is as of the date hereof, and Chegg undertakes no duty to update this information except as required by law. These and other important risk factors are described more fully in documents filed with the Securities and Exchange Commission, including Chegg's most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission, which could cause actual results to differ materially from expectations.

CHEGG, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except for number of shares and par value)

(unaudited)

	September 30,	December 31,
	2026	2025
Assets
Current assets
Cash and cash equivalents	$28,847	$31,146
Short-term investments	14,757	41,674
Accounts receivable, net of allowance of $102 and $156 at September 30, 2026 and December 31, 2025, respectively	9,550	15,604
Prepaid expenses	13,891	16,331
Other current assets	13,909	16,857
Total current assets	80,954	121,612
Long-term investments	—	12,392
Property and equipment, net	85,390	115,168
Intangible assets, net	3,019	6,041
Right of use assets	10,846	13,188
Other assets	7,824	9,613
Total assets	$188,033	$278,014
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$8,216	$3,258
Deferred revenue	25,685	29,675
Accrued liabilities	26,006	54,249
Current portion of convertible senior notes, net	—	53,765
Total current liabilities	59,907	140,947
Long-term liabilities
Long-term operating lease liabilities	9,863	15,205
Other long-term liabilities	2,672	2,239
Total long-term liabilities	12,535	17,444
Total liabilities	72,442	158,391
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value per share, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value per share: 400,000,000 shares authorized; 111,058,059 and 110,985,562 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	111	111
Additional paid-in capital	1,150,240	1,145,371
Accumulated other comprehensive loss	(34,485)	(32,997)
Accumulated deficit	(1,000,275)	(992,862)
Total stockholders' equity	115,591	119,623
Total liabilities and stockholders' equity	$188,033	$278,014

CHEGG, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net revenues	$46,468	$77,742	$161,579	$304,249
Cost of revenues(1)	22,229	31,701	71,170	121,152
Gross profit	24,239	46,041	90,409	183,097
Operating expenses:
Research and development(1)	7,972	18,350	24,509	76,495
Sales and marketing(1)	9,249	11,583	29,323	54,614
General and administrative(1)	12,120	33,232	45,891	132,572
Impairment expense	—	—	—	2,000
Total operating expenses	29,341	63,165	99,723	265,681
Loss from operations	(5,102)	(17,124)	(9,314)	(82,584)
Interest expense, net and other income, net:
Interest expense, net	(15)	(41)	(68)	(549)
Other income, net	704	1,377	2,498	16,433
Total interest expense, net and other income, net	689	1,336	2,430	15,884
Loss before provision for income taxes	(4,413)	(15,788)	(6,884)	(66,700)
Provision for income taxes	(277)	(1,683)	(529)	(3,918)
Net loss	$(4,690)	$(17,471)	$(7,413)	$(70,618)
Net loss per share, basic and diluted	$(0.04)	$(0.16)	$(0.07)	$(0.66)
Weighted average shares used to compute net loss per share, basic and diluted	111,025	108,450	111,388	106,851

(1) Includes share-based compensation expense as follows:
Cost of revenues	$14	$102	$49	$471
Research and development	138	1,141	819	5,937
Sales and marketing	80	352	335	1,826
General and administrative	1,823	4,330	5,887	16,860
Total share-based compensation expense	$2,055	$5,925	$7,090	$25,094

CHEGG, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended
	September 30,
	2026	2025
Cash flows from operating activities
Net loss	$(7,413)	$(70,618)
Adjustments to reconcile net loss to net cash provided by operating activities:
Share-based compensation expense	7,090	25,094
Depreciation and amortization expense	39,377	63,641
Deferred tax assets	41	319
Operating lease expense, net of accretion	1,609	2,883
Amortization of debt issuance costs	68	459
Loss from write-offs of property and equipment	103	793
Gain on early extinguishment of debt	(523)	(7,360)
Realized gain on sale of investments	(5)	(752)
Impairment expense	—	2,000
Impairment of lease related assets	—	3,004
Impairment of equity investment	—	6,000
Gain on lease termination	(3,675)	—
Litigation settlement credits	(3,000)	—
Other non-cash items	(340)	1,049
Change in assets and liabilities:
Accounts receivable	5,992	8,592
Prepaid expenses and other current assets	5,506	7,822
Other assets	779	1,323
Accounts payable	4,856	(4,977)
Deferred revenue	(3,783)	(8,195)
Accrued liabilities	(24,709)	(3,301)
Other liabilities	(597)	(3,277)
Net cash provided by operating activities	21,376	24,499
Cash flows from investing activities
Purchases of property and equipment	(6,411)	(21,651)
Purchases of investments	—	(793)
Maturities of investments	32,810	111,124
Proceeds from sale of investments	5,679	181,158
Net cash provided by investing activities	32,078	269,838
Cash flows from financing activities
Repayment of convertible senior notes	(53,309)	(416,492)
Repurchase of common stock	(1,721)	—
Payment of taxes related to the net share settlement of equity awards	(868)	(1,642)
Proceeds from common stock issued under stock plans	68	392
Net cash used in financing activities	(55,830)	(417,742)
Effect of exchange rate changes	(569)	(160)
Net decrease in cash, cash equivalents and restricted cash	(2,945)	(123,565)
Cash, cash equivalents and restricted cash, beginning of period	33,411	164,359
Cash, cash equivalents and restricted cash, end of period	$30,466	$40,794

CHEGG, INC.

RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net loss	$(4,690)	$(17,471)	$(7,413)	$(70,618)
Depreciation and amortization expense	12,385	15,321	39,377	63,641
Provision for income taxes	277	1,683	529	3,918
Interest expense, net	15	41	68	549
EBITDA	7,987	(426)	32,561	(2,510)
Share-based compensation expense	2,055	5,925	7,090	25,094
Gain on lease termination	(3,675)	—	(3,675)	—
Litigation settlement (credits) charges	—	—	(3,000)	7,500
Other income, net	(704)	(1,377)	(2,498)	(16,433)
Restructuring (credits) charges	(228)	9,132	(536)	30,974
Impairment of equity investment	—	—	—	6,000
Impairment of lease related assets	—	—	—	3,004
Impairment expense	—	—	—	2,000
Adjusted EBITDA	$5,435	$13,254	$29,942	$55,629

CHEGG, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except percentages and per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Cost of revenues	$22,229	$31,701	$71,170	$121,152
Amortization of intangible assets	(937)	(1,077)	(3,021)	(3,230)
Share-based compensation expense	(14)	(102)	(49)	(471)
Restructuring (charges) credits	—	(915)	26	(1,656)
Non-GAAP cost of revenues	$21,278	$29,607	$68,126	$115,795

Gross profit	$24,239	$46,041	$90,409	$183,097
Amortization of intangible assets	937	1,077	3,021	3,230
Share-based compensation expense	14	102	49	471
Restructuring charges (credits)	—	915	(26)	1,656
Non-GAAP gross profit	$25,190	$48,135	$93,453	$188,454

Gross margin %	52%	59%	56%	60%
Non-GAAP gross margin %	54%	62%	58%	62%

Operating expenses	$29,341	$63,165	$99,723	$265,681
Share-based compensation expense	(2,041)	(5,823)	(7,041)	(24,623)
Gain on lease termination	3,675	—	3,675	—
Litigation settlements credits (charges)	—	—	3,000	(7,500)
Restructuring credits (charges)	228	(8,217)	510	(29,318)
Impairment of equity investment	—	—	—	(6,000)
Impairment of lease related assets	—	—	—	(3,004)
Impairment expense	—	—	—	(2,000)
Non-GAAP operating expenses	$31,203	$49,125	$99,867	$193,236

Loss from operations	$(5,102)	$(17,124)	$(9,314)	$(82,584)
Share-based compensation expense	2,055	5,925	7,090	25,094
Amortization of intangible assets	937	1,077	3,021	3,230
Gain on lease termination	(3,675)	—	(3,675)	—
Litigation settlement (credits) charges	—	—	(3,000)	7,500
Restructuring (credits) charges	(228)	9,132	(536)	30,974
Impairment of equity investment	—	—	—	6,000
Impairment of lease related assets	—	—	—	3,004
Impairment expense	—	—	—	2,000
Non-GAAP loss from operations	$(6,013)	$(990)	$(6,414)	$(4,782)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net loss	$(4,690)	$(17,471)	$(7,413)	$(70,618)
Share-based compensation expense	2,055	5,925	7,090	25,094
Amortization of intangible assets	937	1,077	3,021	3,230
Income tax effect of non-GAAP adjustments	(148)	1,717	174	4,254
Amortization of debt issuance costs	15	41	68	459
Gain on lease termination	(3,675)	—	(3,675)	—
Litigation settlement (credits) charges	—	—	(3,000)	7,500
Restructuring (credits) charges	(228)	9,132	(536)	30,974
Gain on early extinguishment of debt	—	—	(523)	(7,360)
Impairment of equity investment	—	—	—	6,000
Impairment of lease related assets	—	—	—	3,004
Impairment expense	—	—	—	2,000
Non-GAAP net (loss) income	$(5,734)	$421	$(4,794)	$4,537

Weighted average shares used to compute net loss per share	111,025	108,450	111,388	106,851
Effect of shares for stock plan activity	—	1,699	—	728
Effect of shares related to convertible senior notes	—	583	—	2,573
Non-GAAP weighted average shares used to compute non-GAAP net (loss) income per share	111,025	110,732	111,388	110,152

Net loss per share	$(0.04)	$(0.16)	$(0.07)	$(0.66)
Non-GAAP net (loss) income per share	$(0.05)	$—	$(0.04)	$0.04

CHEGG, INC.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(in thousands)

(unaudited)

	Nine Months Ended
	September 30,
	2026	2025
Net cash provided by operating activities	$21,376	$24,499
Purchases of property and equipment	(6,411)	(21,651)
Free cash flow	$14,965	$2,848

CHEGG, INC.

RECONCILIATION OF FORWARD-LOOKING NET LOSS TO EBITDA AND ADJUSTED EBITDA

(in thousands)

(unaudited)

Three Months Ending
December 31, 2026
Net loss	$(12,550)
Depreciation and amortization expense	11,700
Provision for income taxes	600
EBITDA	(250)
Share-based compensation expense	1,500
Other income, net	(250)
Adjusted EBITDA	$1,000